Exhibit 99.ACCT

EXHIBIT(a)(4)

Registrant’s Independent Public Accountant

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Funds	Predecessor Funds
Invesco Oppenheimer Rochester® New Jersey Municipal Fund	Oppenheimer Rochester® New Jersey Municipal Fund

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund	Oppenheimer Rochester® Limited Term California Municipal Fund

Invesco Oppenheimer Rochester® California Municipal Fund	Oppenheimer Rochester® California Municipal Fund

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund	Oppenheimer Rochester® AMT-Free Municipal Fund

Invesco Oppenheimer Rochester® High Yield Municipal Fund	Oppenheimer Rochester® High Yield Municipal Fund

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	Oppenheimer Rochester® Pennsylvania Municipal Fund

The Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Funds for the Funds’ current fiscal year. PwC serves as the independent registered public accounting firm for other Invesco Funds.

Prior to the close of business on May 24, 2019, each Predecessor Fund was an unaffiliated investment company that was audited by a different independent registered public accounting firm (the “Prior Auditor”).

Effective after the close of business on May 24, 2019, the Prior Auditor resigned as the independent registered public accounting firm of the Predecessor Funds. The Prior Auditor’s report on the financial statements of the Predecessor Funds for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Predecessor Funds’ two most recent fiscal years and through May 24, 2019, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its report; or (2) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Trust has requested that the Prior Auditor furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 14, 2019 is attached as Attachment A to this exhibit.

October 14, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Oppenheimer Funds included in Appendix A, and under the date of September 27, 2018, we reported on the financial statements of the Oppenheimer Funds included in Appendix A as of and for the years ended July 31, 2018 and 2017. On May 24, 2019, we resigned as independent public accountant.

We have read the statements made by AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) included under Item 13(a)(4) of Form N-CSR dated October 14, 2019, and we agree with such statements except that we are not in a position to agree or disagree with the statement that the Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Invesco Oppenheimer Funds included in Appendix A.

Very truly yours,

KPMG LLP

Appendix A

Oppenheimer Fund	Oppenheimer Fund Trust	Invesco Oppenheimer Fund
Oppenheimer Rochester AMT-Free Municipal Fund	N/A	Invesco Oppenheimer Rochester AMT-Free Municipal Fund

Oppenheimer Rochester California Municipal Fund	N/A	Invesco Oppenheimer Rochester California Municipal Fund

Oppenheimer Rochester High Yield Municipal Fund	Oppenheimer Multi-State Municipal Trust	Invesco Oppenheimer Rochester High Yield Municipal Fund

Oppenheimer Rochester Limited Term California Municipal Fund	N/A	Invesco Oppenheimer Rochester Limited Term California Municipal Fund

Oppenheimer Rochester New Jersey Municipal Fund	Oppenheimer Multi-State Municipal Trust	Invesco Oppenheimer Rochester New Jersey Municipal Fund

Oppenheimer Rochester Pennsylvania Municipal Fund	Oppenheimer Multi-State Municipal Trust	Invesco Oppenheimer Rochester Pennsylvania Municipal Fund